Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Third Quarter and Year-to-Date 2018 Results

Consistent Execution of Strategic Priorities Drives Increased Third Quarter Net Sales and Net Earnings

Acquisition of LSC Communications Creates Highly Efficient Print Platform to Fuel Quad's 3.0 Transformation and Strengthen the Role of Print in a Multichannel Media World

Quad/Graphics and LSC Communications to Host Joint Conference Call Today at 8:30 a.m. ET / 7:30 a.m. CT

SUSSEX, WI, October 31, 2018 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics," "Quad" or the "Company") today reported results for its third quarter ending September 30, 2018. For full financial results, please see the accompanying information.

Financial Highlights

•	Increased third quarter 2018 net sales 2.4% to $1.0 billion.

•	Increased third quarter 2018 net earnings by 18% to $23 million and improved third quarter diluted earnings per share by 21% to $0.46.

•	Achieved third quarter 2018 Non-GAAP Adjusted EBITDA and Margin of $105 million and 10.2%, respectively, and generated third quarter 2018 Non-GAAP Adjusted Diluted Earnings Per Share of $0.45.

•	Narrows full-year 2018 guidance for net sales to be approximately $4.2 billion, Adjusted EBITDA of $410 million to $430 million, and Free Cash Flow of approximately $200 million.

•	Announces acquisition of LSC Communications ("LSC"), a leader in print and digital media solutions.

•	Declares quarterly dividend of $0.30 per share.

"Our third quarter results were in-line with our expectations, and reflect our consistent, disciplined focus to sustainably reduce costs, win profitable new business and expand our relationships with existing clients as we continue to strengthen our integrated marketing solutions offering," said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. "The acquisition of LSC is a natural and strategic fit, and will help us further strengthen the role of print, which is a proven and trusted media form in today's multichannel world. When combined, our companies' complementary platforms will be operated by the printing industry's most experienced operators and innovators, providing our clients with flexibility and enhanced production and distribution efficiencies. As we move forward, we will continue to leverage our strong print foundation as part of a much larger, more robust integrated marketing solutions offering that not only helps clients plan and produce programs, but also physically execute and measure them across traditional and digital channels. Our offering helps clients reduce the complexity of working with multiple specialized agencies, while improving process efficiencies and enhancing marketing spend effectiveness. At a time of incredible media disruption, we remain confident in the value-creating potential of our integrated marketing solutions strategy."

Summary Results

Net sales increased 2.4% during the third quarter 2018 to $1 billion, reflecting the impact of the Ivie & Associates and Rise Interactive investments. Organic sales declined 3.2% after excluding acquisition sales impact of 4.6%, increased pass-through paper sales of 1.6% and a 0.6% unfavorable foreign exchange impact. The organic results reflect ongoing print industry volume and pricing pressures and are consistent with the Company's expectations. Net earnings attributable to Quad/Graphics common shareholders increased 18% during the third quarter 2018 to $23 million, and diluted earnings per share improved by $0.08 to $0.46 compared to $0.38 in 2017. Third quarter 2018 Non-GAAP Adjusted EBITDA was $105 million compared to $113 million in the third quarter of 2017, and Adjusted EBITDA Margin was 10.2% compared to 11.2% in 2017. Non-GAAP Adjusted Diluted Earnings Per Share for the third quarter 2018 was $0.45 per share compared to $0.46 per share in the third quarter 2017.

Net sales increased 1.5% during the nine months ended September 30, 2018. Organic sales declined 3.6% after excluding acquisition sales impact of 4.3%, increased pass-through paper sales of 1.0% and a 0.2% unfavorable foreign exchange impact, reflecting ongoing print industry volume and pricing pressures. Net earnings attributable to Quad/Graphics common shareholders for the nine months ended September 30, 2018, decreased $23 million to $29 million, or $0.57 per share, and included a special non-cash charge of $22 million for an employee stock ownership plan contribution as part of the benefit of tax reform and $18 million in higher restructuring charges. Excluding the special contribution and restructuring charges, Non-GAAP Adjusted Diluted Earnings Per Share improved 3% to $1.26 per share during the nine months ended September 30, 2018, compared to $1.22 per share for 2017. Year-to-date Non-GAAP Adjusted EBITDA was $305 million compared to $326 million for 2017, and Adjusted EBITDA margin was 10.1% compared to 11.0% in 2017, reflecting the aforementioned pass-through paper sales and volume and pricing pressures.

Net cash provided by operating activities was $47 million for the first nine months of 2018 compared to $180 million in 2017, and Free Cash Flow was negative $38 million. The year-over-year decline was primarily attributable to expected timing differences in 2018 versus 2017 for cash generated from working capital which includes an intentional build-up of paper inventories that will be reduced in the fourth quarter. As a reminder, the Company generates the majority of its Free Cash Flow in the fourth quarter of the year, which is its seasonal peak.

"Our third-quarter results were in-line with expectations as we continue executing on our strategic priorities to achieve our narrowed full-year 2018 guidance," said Dave Honan, Executive Vice President & Chief Financial Officer. "We expect our Debt Leverage Ratio of 2.46x as of September 30 to decrease to the low end of our long-term targeted range of 2.0x to 2.5x by the end of the year due to our anticipated strong fourth quarter Free Cash Flow. The strength of our balance sheet provides us with the ability to deploy our capital between investing back into our business, making strategic acquisitions like LSC and returning capital to our shareholders through our consistent dividend and share repurchases. We will continue to find innovative ways to reduce our cost structure while generating the strong Free Cash Flow that serves as the foundation of our historically strong balance sheet."

Added Honan: "The LSC transaction presents a compelling opportunity for the achievement of the $135 million in net synergies, excluding non-recurring integration costs, in less than two years through the elimination of duplicative functions, capacity rationalization, greater operational efficiencies and greater efficiencies in supply chain management. We anticipate the significant level of synergies will result in a more profitable combined company, and that the all-stock transaction structure will allow us to maintain a strong and healthy balance sheet, which creates future value for all shareholders."

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on December 7, 2018, to shareholders of record as of November 19, 2018.

Guidance

Quad/Graphics narrows its 2018 financial guidance as follows:

U.S. $	Previous Guidance Range	Narrowed Guidance Range
Net Sales	$4.0 billion – $4.2 billion	Approximately $4.2 billion
Adjusted EBITDA	$410 million – $450 million	$410 million – $430 million
Free Cash Flow	$200 million – $240 million	Approximately $200 million

Conference Call & Webcast

In light of today's transaction announcement, Quad/Graphics will hold a joint conference call and webcast with LSC Communications today at 8:30 a.m. ET / 7:30 a.m. CT to discuss the business combination. Quad/Graphics also will discuss its third quarter financial results on this call.

Participants can pre-register for today's conference call and webcast by navigating to http://dpregister.com/10124442. Participants will be given a unique PIN to gain immediate access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial into the conference call at least 10 minutes prior as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Presentation materials will be available in the investor relations section of each company's website at http://investors.qg.com and http://investor.lsccom.com/.

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10124442

The playback will be available until December 1, 2018.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of Quad/Graphics and the combined businesses of Quad/Graphics and LSC Communications and certain plans and objectives of Quad/Graphics with respect thereto, including the expected benefits of the proposed merger transaction. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "hope", "aim", "continue", "will", "may", "would", "could" or "should" or other words of similar meaning or the negative thereof.

There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to: (1) the ability to complete the proposed transaction between Quad/Graphics and LSC Communications on the anticipated terms and timetable; (2) the ability to obtain approval by the shareholders of Quad/Graphics and the stockholders of LSC Communications related to the proposed transaction and the ability to satisfy various other conditions to the closing of the proposed transaction contemplated by the merger agreement; (3) the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule, and any conditions imposed on the combined entities in connection with consummation of the proposed transaction; (4) the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; (5) disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; (6) risks relating to any unforeseen liabilities of LSC Communications or Quad/Graphics; (7) consumer demand for our products; (8) our ability to manage disruptions in credit markets or changes to our credit rating; (9) the success or timing of completion of ongoing or anticipated capital or maintenance projects; (10) the reliability of processing units and other equipment; (11) business strategies, growth opportunities and expected investment; (12) the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plans, including within the expected timeframe; (13) the effect of restructuring or reorganization of business components; (14) the potential effects of judicial or other proceedings on our businesses, financial condition, results of operations and cash flows; (15) continued or further volatility in and/or degradation of general economic, market, industry or business conditions; (16) the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; (17) the ability to implement integration plans for the proposed transaction, including with respect to sales forces, cost containment, asset realization, systems integration and other key strategies; (18) the risk that the anticipated tax treatment of the proposed transaction is not obtained; (19) unexpected costs, charges or expenses resulting from the proposed transaction; (20) the impact of adverse market conditions or other similar risks to those identified herein affecting Quad/Graphics and LSC Communications and (21) the factors set forth under the heading "Risk Factors" in Quad/Graphics' and LSC Communications' respective Annual Reports on Form 10-K for the year ended December 31, 2017, filed with the SEC.

These forward-looking statements are based on numerous assumptions and assessments made by Quad/Graphics in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Quad/Graphics does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Quad/Graphics's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its reports filed on Form 10-Q and Form 8-K.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share.  Adjusted EBITDA is defined as net earnings (loss) attributable to Quad/Graphics common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, net pension income, employee stock ownership plan contributions, loss (gain) on debt extinguishment, equity in (earnings) loss of unconsolidated entity and net earnings (loss) attributable to noncontrolling interests.  Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.  Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment.  Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA.  Adjusted Diluted Earnings Per Share is defined as earnings before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, employee stock ownership plan contributions, loss (gain) on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad/Graphics

Quad/Graphics (NYSE:QUAD) is a leading marketing solutions provider. The Company leverages its strong print foundation as part of a much larger, robust integrated marketing services platform that helps marketers and content creators improve the efficiency and effectiveness of their marketing spend across offline and online media channels. With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing and healthcare. Quad/Graphics provides a diverse range of digital and print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QG.com.

Additional Information and Where to Find It

The proposed transaction involving Quad/Graphics and LSC Communications will be submitted to the holders of class A and class B common stock of Quad/Graphics and to the holders of common stock of LSC Communications for their consideration. In connection with the proposed transaction, Quad/Graphics will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be filed with the Securities and Exchange Commission (the "SEC"), and each of Quad/Graphics and LSC Communications will mail the joint proxy statement/prospectus to their respective shareholders and file other documents regarding the proposed transaction with the SEC. Quad/Graphics urges investors and shareholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and shareholders will be able to obtain the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, http://www.sec.gov, from Quad/Graphics Corporate Communications upon request to Claire Ho, at 414-566-2955 or cho@qg.com, or from LSC Communications Investor Relations, Janet Halpin, at investor.relations@lsccom.com or 773-272-9275.

Participants in Solicitation

Quad/Graphics, LSC Communications and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Quad/Graphics's directors and executive officers in its Annual Report for the year ended December 31, 2017 on Form 10-K filed with the SEC on February 21, 2018 and the definitive proxy statement relating to its 2018 Annual Meeting of Shareholders filed with the SEC on April 4, 2018. You can find information about LSC Communication's directors and executive officers in its Annual Report for the year ended December 31, 2017 on Form 10-K filed with the SEC on February 22, 2018 and the definitive proxy statement relating to its 2018 Annual Meeting of Shareholders filed with the SEC on April 10, 2018. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication is not a solicitation of a proxy from any investor or shareholder.

Investor Relations Contact
Kyle Egan
Director of Investor Relations and Assistant Treasurer, Quad/Graphics
414-566-2482
kegan@qg.com

Media Contact
Claire Ho
Manager of Corporate Communications, Quad/Graphics
414-566-2955
cho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2018 and 2017
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2018	2017
Net sales	$1,029.1	$1,005.4

Cost of sales	831.7	784.8
Selling, general and administrative expenses	92.4	107.5
Depreciation and amortization	59.1	58.3
Restructuring, impairment and transaction-related charges	5.3	8.0
Total operating expenses	988.5	958.6

Operating income	$40.6	$46.8

Interest expense	18.3	17.8
Net pension income	(3.1)	(2.6)

Earnings before income taxes and equity in earnings of unconsolidated entity	25.4	31.6

Income tax expense	3.1	11.8

Earnings before equity in earnings of unconsolidated entity	22.3	19.8

Equity in earnings of unconsolidated entity	(0.2)	—

Net earnings	22.5	19.8

Less: net loss attributable to noncontrolling interests	(0.9)	—

Net earnings attributable to Quad/Graphics common shareholders	$23.4	$19.8

Earnings per share attributable to Quad/Graphics common shareholders
Basic	$0.47	$0.40
Diluted	$0.46	$0.38

Weighted average number of common shares outstanding
Basic	49.3	49.5
Diluted	51.1	51.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2018 and 2017
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
Net sales	$3,012.1	$2,967.2

Cost of sales	2,450.8	2,330.9
Selling, general and administrative expenses	278.5	310.4
Depreciation and amortization	173.6	175.5
Restructuring, impairment and transaction-related charges	40.6	22.5
Total operating expenses	2,943.5	2,839.3

Operating income	$68.6	$127.9

Interest expense	54.0	53.6
Net pension income	(9.3)	(7.8)
Loss on debt extinguishment	—	2.6

Earnings before income taxes and equity in (earnings) loss of unconsolidated entity	23.9	79.5

Income tax (benefit) expense	(3.9)	26.8

Earnings before equity in (earnings) loss of unconsolidated entity	27.8	52.7

Equity in (earnings) loss of unconsolidated entity	(0.7)	0.8

Net earnings	28.5	51.9

Less: net loss attributable to noncontrolling interests	(0.8)	—

Net earnings attributable to Quad/Graphics common shareholders	$29.3	$51.9

Earnings per share attributable to Quad/Graphics common shareholders
Basic	$0.59	$1.05
Diluted	$0.57	$1.01

Weighted average number of common shares outstanding
Basic	50.0	49.4
Diluted	51.8	51.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2018 and December 31, 2017
(in millions)
(UNAUDITED)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$6.3	$64.4
Receivables, less allowances for doubtful accounts	553.0	552.5
Inventories	354.5	246.5
Prepaid expenses and other current assets	57.6	45.1
Total current assets	971.4	908.5

Property, plant and equipment—net	1,284.5	1,377.6
Goodwill	55.5	—
Other intangible assets—net	121.7	43.4
Equity method investment in unconsolidated entity	3.6	3.6
Other long-term assets	97.1	119.3
Total assets	$2,533.8	$2,452.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$432.0	$381.6
Accrued liabilities	282.7	316.7
Short-term debt and current portion of long-term debt	42.3	42.0
Current portion of capital lease obligations	5.1	5.6
Total current liabilities	762.1	745.9

Long-term debt	1,015.9	903.5
Capital lease obligations	11.1	13.7
Deferred income taxes	44.0	41.9
Other long-term liabilities	187.4	225.0
Total liabilities	2,020.5	1,930.0

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	857.9	861.1
Treasury stock, at cost	(56.6)	(52.8)
Accumulated deficit	(175.0)	(162.9)
Accumulated other comprehensive loss	(132.0)	(124.4)
Quad/Graphics' shareholders' equity	495.7	522.4
Noncontrolling interests	17.6	—
Total shareholders' equity and noncontrolling interests	513.3	522.4
Total liabilities and shareholders' equity	$2,533.8	$2,452.4

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2018 and 2017
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES
Net earnings	$28.5	$51.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	173.6	175.5
Employee stock ownership plan contribution	22.3	—
Impairment charges	16.0	1.0
Loss on debt extinguishment	—	2.6
Stock-based compensation	12.3	13.0
Gain from property insurance claims	(18.3)	(5.0)
Gain on the sale or disposal of property, plant and equipment	(10.7)	(7.3)
Deferred income taxes	(0.5)	15.5
Other non-cash adjustments to net earnings	1.9	3.5
Changes in operating assets and liabilities—net of acquisitions	(178.5)	(71.0)
Net cash provided by operating activities	46.6	179.7

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(85.0)	(61.6)
Proceeds from the sale of property, plant and equipment	22.3	22.9
Proceeds from property insurance claims	14.5	5.0
Loan to an unconsolidated entity	—	(5.0)
Acquisition of businesses—net of cash acquired	(71.4)	—
Net cash used in investing activities	(119.6)	(38.7)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	0.3	375.0
Payments of long-term debt	(27.8)	(424.3)
Payments of capital lease obligations	(4.9)	(5.9)
Borrowings on revolving credit facilities	1,830.0	525.7
Payments on revolving credit facilities	(1,691.9)	(550.4)
Payments of debt issuance costs and financing fees	—	(4.7)
Purchases of treasury stock	(36.7)	(3.8)
Proceeds from stock options exercised	4.1	2.4
Equity awards redeemed to pay employees' tax obligations	(9.0)	(5.9)
Payment of cash dividends	(47.5)	(46.5)
Other financing activities	—	(4.1)
Net cash provided by (used in) financing activities	16.6	(142.5)

Effect of exchange rates on cash and cash equivalents	(1.7)	(0.3)
Net decrease in cash and cash equivalents	(58.1)	(1.8)
Cash and cash equivalents at beginning of period	64.4	19.2
Cash and cash equivalents at end of period	$6.3	$17.4

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Nine Months Ended September 30, 2018 and 2017
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended September 30, 2018
United States Print and Related Services	$940.3	$49.0	$3.2
International	88.8	3.8	1.9
Total operating segments	1,029.1	52.8	5.1
Corporate	—	(12.2)	0.2
Total	$1,029.1	$40.6	$5.3

Three months ended September 30, 2017
United States Print and Related Services	$906.3	$53.4	$7.8
International	99.1	7.2	(1.0)
Total operating segments	1,005.4	60.6	6.8
Corporate	—	(13.8)	1.2
Total	$1,005.4	$46.8	$8.0

Nine months ended September 30, 2018
United States Print and Related Services	$2,727.6	$102.6	$31.7
International	284.5	11.1	4.9
Total operating segments	3,012.1	113.7	36.6
Corporate	—	(45.1)	4.0
Total	$3,012.1	$68.6	$40.6

Nine months ended September 30, 2017
United States Print and Related Services	$2,680.8	$156.6	$17.7
International	286.4	15.3	1.8
Total operating segments	2,967.2	171.9	19.5
Corporate	—	(44.0)	3.0
Total	$2,967.2	$127.9	$22.5
______________________________

(1)	Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended September 30, 2018 and 2017
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended September 30,
	2018	2017
Net earnings attributable to Quad/Graphics common shareholders	$23.4	$19.8
Interest expense	18.3	17.8
Income tax expense	3.1	11.8
Depreciation and amortization	59.1	58.3
EBITDA (Non-GAAP)	$103.9	$107.7
EBITDA Margin (Non-GAAP)	10.1%	10.7%

Restructuring, impairment and transaction-related charges (1)	5.3	8.0
Net pension income (2)	(3.1)	(2.6)
Equity in earnings of unconsolidated entity (3)	(0.2)	—
Net loss attributable to noncontrolling interests (4)	(0.9)	—
Adjusted EBITDA (Non-GAAP)	$105.0	$113.1
Adjusted EBITDA Margin (Non-GAAP)	10.2%	11.2%
______________________________

(1)	Operating results for the three months ended September 30, 2018 and 2017, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended September 30,
	2018	2017
Employee termination charges (a)	$4.1	$7.3
Impairment charges (b)	4.5	0.3
Transaction-related charges (c)	0.3	0.6
Integration costs (d)	0.5	—
Other restructuring income (e)	(4.1)	(0.2)
Restructuring, impairment and transaction-related charges	$5.3	$8.0
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)	Integration costs were primarily costs related to the integration of acquired companies.

(e)
Other restructuring income primarily consisted of gains recognized related to various restructuring events, including a $7.5 million gain on the sale of the Taunton, Massachusetts Book facility during the three months ended September 30, 2018, and a $1.2 million gain related to the Company's Argentina Subsidiaries' settlements with vendors through bankruptcy proceedings during the three months ended September 30, 2017. These gains were partially offset by costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
Due to a change in United States GAAP that requires pension income to be excluded from operating income, the Company will report Adjusted EBITDA excluding net pension income. This change is reflected in all periods presented.

(3)
The equity in earnings of unconsolidated entity includes the results of operations for an investment in an entity where Quad/Graphics has the ability to exert significant influence, but not control, which is accounted for using the equity method of accounting.

(4)	The net loss attributable to noncontrolling interests is the portion of the net loss not owned by Quad/Graphics for an investment where Quad/Graphics has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Nine Months Ended September 30, 2018 and 2017
(in millions, except margin data)
(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
Net earnings attributable to Quad/Graphics common shareholders	$29.3	$51.9
Interest expense	54.0	53.6
Income tax (benefit) expense	(3.9)	26.8
Depreciation and amortization	173.6	175.5
EBITDA (Non-GAAP)	$253.0	$307.8
EBITDA Margin (Non-GAAP)	8.4%	10.4%

Restructuring, impairment and transaction-related charges (1)	40.6	22.5
Net pension income (2)	(9.3)	(7.8)
Employee stock ownership plan contribution (3)	22.3	—
Loss on debt extinguishment (4)	—	2.6
Equity in (earnings) loss of unconsolidated entity (5)	(0.7)	0.8
Net loss attributable to noncontrolling interests (6)	(0.8)	—
Adjusted EBITDA (Non-GAAP)	$305.1	$325.9
Adjusted EBITDA Margin (Non-GAAP)	10.1%	11.0%
______________________________

(1)	Operating results for the nine months ended September 30, 2018 and 2017, were affected by the following restructuring, impairment and transaction-related charges:

	Nine Months Ended September 30,
	2018	2017
Employee termination charges (a)	$17.2	$13.2
Impairment charges (b)	16.0	1.0
Transaction-related charges (c)	1.1	1.8
Integration costs (d)	0.7	—
Other restructuring charges (e)	5.6	6.5
Restructuring, impairment and transaction-related charges	$40.6	$22.5
______________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)	Integration costs were primarily costs related to the integration of acquired companies.

(e)
Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges, net of gains on the sale of facilities of $9.7 million and $7.1 million during the nine months ended September 30, 2018 and 2017, respectively.

(2)
Due to a change in United States GAAP that requires pension income to be excluded from operating income, the Company will report Adjusted EBITDA excluding net pension income. This change is reflected in all periods presented.

(3)	The Company made a $22.3 million non-cash contribution to the Company's employee stock ownership plan during the nine months ended September 30, 2018.

(4)
The $2.6 million loss on debt extinguishment recorded during the nine months ended September 30, 2017, relates to the second amendment to the Company's April 28, 2014 Senior Secured Credit Facility, completed on February 10, 2017.

(5)
The equity in (earnings) loss of unconsolidated entity includes the results of operations for an investment in an entity where Quad/Graphics has the ability to exert significant influence, but not control, which is accounted for using the equity method of accounting.

(6)	The net loss attributable to noncontrolling interests is the portion of the net loss not owned by Quad/Graphics for an investment where Quad/Graphics has a controlling financial interest.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Nine Months Ended September 30, 2018 and 2017
(in millions)
(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
Net cash provided by operating activities	$46.6	$179.7

Less: purchases of property, plant and equipment	(85.0)	(61.6)

Free Cash Flow (Non-GAAP)	$(38.4)	$118.1

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of September 30, 2018 and December 31, 2017
(in millions, except ratio)
(UNAUDITED)

	September 30, 2018		December 31, 2017
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,074.4		$964.8

Divided by:
Trailing twelve months Adjusted EBITDA for Quad/Graphics (Non-GAAP) (1)	$427.4		$448.2
Pro forma Adjusted EBITDA for Ivie & Associates (Non-GAAP) (2)	8.6		—
Trailing twelve months Adjusted EBITDA (Non-GAAP)	$436.0		$448.2

Debt Leverage Ratio (Non-GAAP)	2.46	x	2.15	x
______________________________

(1)	The calculation of Adjusted EBITDA for the trailing twelve months ended September 30, 2018, and December 31, 2017, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Nine Months Ended
	December 31, 2017 (a)	September 30, 2018	September 30, 2017	September 30, 2018
Net earnings attributable to Quad/Graphics common shareholders	$107.2	$29.3	$51.9	$84.6
Interest expense	71.1	54.0	53.6	71.5
Income tax (benefit) expense	(16.0)	(3.9)	26.8	(46.7)
Depreciation and amortization	232.5	173.6	175.5	230.6
EBITDA (Non-GAAP)	$394.8	$253.0	$307.8	$340.0
Restructuring, impairment and transaction-related charges	60.4	40.6	22.5	78.5
Net pension income (b)	(9.6)	(9.3)	(7.8)	(11.1)
Employee stock ownership plan contribution	—	22.3	—	22.3
Loss on debt extinguishment	2.6	—	2.6	—
Equity in (earnings) loss of unconsolidated entity	—	(0.7)	0.8	(1.5)
Net loss attributable to noncontrolling interests	—	(0.8)	—	(0.8)
Adjusted EBITDA (Non-GAAP)	$448.2	$305.1	$325.9	$427.4
______________________________

(a)	Financial information for the year ended December 31, 2017, is included as reported in the Company's 2017 Annual Report on Form 10-K filed with the SEC on February 21, 2018.

(b)
Due to a change in United States GAAP that requires pension income to be excluded from operating income, the Company will report Adjusted EBITDA excluding net pension income. This change is reflected in all periods presented.

(2)
As permitted by the Company's senior secured credit facility, certain pro forma financial information related to the acquisition of Ivie & Associates ("Ivie") was included in calculating the Debt Leverage Ratio as of September 30, 2018, and December 31, 2017. As the acquisition of Ivie was completed on February 21, 2018, the $8.6 million pro forma Adjusted EBITDA represents the period from October 1, 2017, to February 20, 2018. Adjusted EBITDA for Ivie was calculated in a consistent manner with the calculation above for Quad/Graphics. Ivie's financial information has been consolidated within Quad/Graphics' financial results since the date of acquisition. If the five months of pro forma Adjusted EBITDA for Ivie was not included in the calculation, the Company's Debt Leverage Ratio would have been 2.51x as of September 30, 2018.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended September 30, 2018 and 2017
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended September 30,
	2018	2017
Earnings before income taxes and equity in earnings of unconsolidated entity	$25.4	$31.6

Restructuring, impairment and transaction-related charges	5.3	8.0
	30.7	39.6

Income tax expense at normalized tax rate (1)	7.7	15.8
Adjusted net earnings (Non-GAAP)	$23.0	$23.8

Basic weighted average number of common shares outstanding	49.3	49.5
Plus: effect of dilutive equity incentive instruments	1.8	2.0
Diluted weighted average number of common shares outstanding	51.1	51.5

Adjusted diluted earnings per share (Non-GAAP) (2)	$0.45	$0.46

Diluted earnings per share attributable to Quad/Graphics common shareholders (GAAP)	$0.46	$0.38
Restructuring, impairment and transaction-related charges per share	0.10	0.16
Income tax expense from condensed consolidated statement of operations per share	0.06	0.23
Income tax expense at normalized tax rate per share (1)	(0.15)	(0.31)
Equity in earnings of unconsolidated entity from condensed consolidated statement of operations per share	—	—
Net loss attributable to noncontrolling interests from condensed consolidated statement of operations per share	(0.02)	—
Adjusted diluted earnings per share (Non-GAAP) (2)	$0.45	$0.46
______________________________

(1)
A normalized income tax rate of 25% was used for the three months ended September 30, 2018, which reflects changes related to the Tax Cuts and Jobs Act that was enacted in December 2017. The Company used a normalized income tax rate of 40% for the three months ended September 30, 2017, consistent with the normalized rate used prior to the enactment of the Tax Cuts and Jobs Act.

(2)
Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) discrete income tax items; (iii) equity in earnings of unconsolidated entity; and (iv) net loss attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Nine Months Ended September 30, 2018 and 2017
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
Earnings before income taxes and equity in (earnings) loss of unconsolidated entity	$23.9	$79.5

Restructuring, impairment and transaction-related charges	40.6	22.5
Employee stock ownership plan contribution	22.3	—
Loss on debt extinguishment	—	2.6
	86.8	104.6

Income tax expense at normalized tax rate (1)	21.7	41.8
Adjusted net earnings (Non-GAAP)	$65.1	$62.8

Basic weighted average number of common shares outstanding	50.0	49.4
Plus: effect of dilutive equity incentive instruments	1.8	2.2
Diluted weighted average number of common shares outstanding	51.8	51.6

Adjusted diluted earnings per share (Non-GAAP) (2)	$1.26	$1.22

Diluted earnings per share attributable to Quad/Graphics common shareholders (GAAP)	$0.57	$1.01
Restructuring, impairment and transaction-related charges per share	0.78	0.43
Employee stock ownership plan contribution per share	0.43	—
Loss on debt extinguishment per share	—	0.05
Income tax (benefit) expense from condensed consolidated statement of operations per share	(0.07)	0.52
Income tax expense at normalized tax rate per share (1)	(0.42)	(0.81)
Equity in (earnings) loss of unconsolidated entity from condensed consolidated statement of operations per share	(0.01)	0.02
Net loss attributable to noncontrolling interests from condensed consolidated statement of operations per share	(0.02)	—
Adjusted diluted earnings per share (Non-GAAP) (2)	$1.26	$1.22
______________________________

(1)
A normalized income tax rate of 25% was used for the nine months ended September 30, 2018, which reflects changes related to the Tax Cuts and Jobs Act that was enacted in December 2017. The Company used a normalized income tax rate of 40% for the nine months ended September 30, 2017, consistent with the normalized rate used prior to the enactment of the Tax Cuts and Jobs Act.

(2)
Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) employee stock ownership plan contribution; (iii) loss on debt extinguishment; (iv) discrete income tax items; (v) equity in (earnings) loss of unconsolidated entity; and (vi) net loss attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.